UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2005

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 – Entry Into a Material Definitive Agreement

On May 27, 2005, NovaStar Financial, Inc. (the “Company”), announced that it has priced a public offering of 1,500,000 shares of its newly issued common stock, at $35.00 per share. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 26, 2005, the Company, together with JMP Securities LLC and Flagstone Securities, LLC (the “Underwriters”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 1,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) in accordance with the terms and conditions set forth in the Underwriting Agreement (the “Common Stock Offering”). In addition, the Company granted to the Underwriters an over-allotment option to purchase up to an additional 225,000 shares of Common Stock.

The Common Stock Offering was priced at $35.00 per share and it is scheduled to close on June 2, 2005. The Company will receive proceeds before expenses of $33.60 per share, net of underwriting discounts and commissions of $1.40.

The Common Stock Offering has been registered with the Securities and Exchange Commission in a shelf registration statement on Form S-3 (Registration Statement File No. 333-110574), which was declared effective December 4, 2003. The Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement dated May 26, 2005, by and among NovaStar Financial, Inc., JMP Securities LLC and Flagstone Securities, LLC.

99.1	Press Release dated May 27, 2005 “NovaStar Financial, Inc. Announces Pricing of Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: May 27, 2005	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit Number
1.1	Underwriting Agreement dated May 26, 2005, by and among NovaStar Financial, Inc., JMP Securities LLC and Flagstone Securities, LLC.

99.1	Press Release dated May 27, 2005 “NovaStar Financial, Inc. Announces Pricing of Common Stock Offering.”